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                                     EXHIBIT 5.1

                                                           LANSING, MICHIGAN
                                                        WEST PALM BEACH, FLORIDA
                                                             TAMPA, FLORIDA
                                                            ORLANDO, FLORIDA


                                   October 28, 1996


Gantos, Inc.
3260 Patterson, S.E.
Grand Rapids, Michigan  49512

Ladies and Gentlemen:

    We have represented Gantos, Inc., a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement"), for registration under the Securities Act of 1933, as amended (the "Securities Act"), of a maximum of 1,200,000 of the Company's Common Shares, par value $.01 per share (the "Common Shares"), to be issued pursuant to the Gantos, Inc. 1996 Stock Option Plan or the Gantos, Inc. Employee Stock Purchase Plan (collectively, the "Plans").

    Based upon our examination of such documents and other matters as we deem relevant, it is our opinion that (i) the Common Shares to be offered by the Company under the Plans pursuant to the Registration Statement have been duly authorized and, (ii) when issued and sold by the Company in accordance with the Plans and the stock options exercised thereunder, will be legally issued, fully paid and nonassessable.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                       Very truly yours,

                                       /s/ HONIGMAN MILLER SCHWARTZ AND COHN

                                       HONIGMAN MILLER SCHWARTZ AND COHN


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